EXHIBIT 2
         to SCHEDULE 13D


                                                                  EXECUTION COPY
                                                                  --------------


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               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


                                      among



                               TICKETS.COM, INC.,

                       GENERAL ATLANTIC PARTNERS 74, L.P.,

                       GAP COINVESTMENT PARTNERS II, L.P.,

                                  GAPSTAR, LLC,

                                  ARDARA INC.,

                      INTERNATIONAL CAPITAL PARTNERS, INC.,
                              PROFIT SHARING TRUST

                          SPORTS CAPITAL PARTNERS, L.P.

                 SPORTS CAPITAL PARTNERS (CAYMAN ISLANDS), L.P.

                        SPORTS CAPITAL PARTNERS CEV, LLC

                                       and

                         THE OTHER PARTIES NAMED HEREIN


                             -----------------------

                              Dated: March 15, 2002

                             -----------------------





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

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

1.       Definitions...........................................................2

2.       General; Securities Subject to this Agreement.........................7
         (a)      Grant of Rights..............................................7
         (b)      Registrable Securities.......................................7
         (c)      Holders of Registrable Securities............................7

3.       Demand Registration...................................................7
         (a)      Request for Demand Registration..............................7
         (b)      Incidental or "Piggy-Back" Rights with Respect to a
                  Demand Registration..........................................8
         (c)      Effective Demand Registration................................9
         (d)      Expenses.....................................................9
         (e)      Additional Demand Registration...............................9
         (f)      Underwriting Procedures......................................9
         (g)      Selection of Underwriters...................................10

4.       Incidental or "Piggy-Back" Registration..............................10
         (a)      Request for Incidental Registration.........................10
         (b)      Expenses....................................................11

5.       Shelf Registration...................................................11
         (a)      Request for a Form S-3 Shelf Registration...................11
         (b)      Form S-3 Underwriting Procedures............................12
         (c)      Limitations on Form S-3 Registrations.......................12
         (d)      Expenses....................................................13
         (e)      No Demand Registration......................................13

6.       Holdback Agreements..................................................13
         (a)      Restrictions on Public Sale by Designated Holders...........13
         (b)      Restrictions on Public Sale by the Company..................13

7.       Registration Procedures..............................................14
         (a)      Obligations of the Company..................................14
         (b)      Seller Information..........................................17
         (c)      Notice to Discontinue.......................................17
         (d)      Registration Expenses.......................................17

8.       Indemnification; Contribution........................................18
         (a)      Indemnification by the Company..............................18
         (b)      Indemnification by Designated Holders.......................18
         (c)      Conduct of Indemnification Proceedings......................19
         (d)      Contribution................................................20

9.       Rule 144.............................................................20

10.      Miscellaneous........................................................21
         (a)      Recapitalizations, Exchanges, etc...........................21
         (b)      No Inconsistent Agreements..................................21
         (c)      Remedies....................................................21
         (d)      Amendments and Waivers......................................21
         (e)      Notices.....................................................22
         (f)      Successors and Assigns; Third Party Beneficiaries...........24
         (g)      Counterparts................................................24
         (h)      Headings....................................................25
         (i)      Governing Law...............................................25
         (j)      Severability................................................25
         (k)      Rules of Construction.......................................25
         (l)      Entire Agreement............................................25
         (m)      Further Assurances..........................................25
         (n)      Other Agreements............................................25

SCHEDULE 1.....................................................................i

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

         AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of March 15, 2002 (as amended, modified and/or supplemented from time to time, this "AGREEMENT"), by and among Tickets.com, Inc., a Delaware corporation (the "COMPANY"), General Atlantic Partners 74, L.P., a Delaware limited partnership ("GAP LP"), GAP Coinvestment Partners II, L.P., a Delaware limited partnership ("GAP COINVESTMENT"), GapStar, LLC, a Delaware limited liability company ("GAPSTAR"), Ardara Inc., a British Virgin Islands corporation ("ARDARA"), International Capital Partners, Inc., Profit Sharing Trust, a Connecticut corporation ("ICP"), Sports Capital Partners, L.P., a Delaware limited partnership ("SC DELAWARE"), Sports Capital Partners (Cayman Islands), L.P., a Cayman Islands limited partnership ("SC CAYMAN"), Sports Capital Partners CEV, LLC, a Delaware limited liability company ("SC LLC" and together with SC Delaware and SC Cayman, "SPORTS CAPITAL"), and the other persons set forth on
Schedule 1 attached hereto (the "OTHER INVESTORS").

         WHEREAS, certain of the parties hereto are parties to the Registration Rights Agreement, dated as of June 21, 2001, as amended by Amendment No. 1 thereto, dated as of August 1, 2001 (collectively, the "ORIGINAL AGREEMENT");

         WHEREAS, pursuant to the Stock Purchase Agreement, dated as of May 1, 2001 (the "MAY STOCK PURCHASE AGREEMENT"), by and among the Company, GAP LP, GAP Coinvestment, GapStar and ICP, as amended by (i) Amendment No. 1 to the May Stock Purchase Agreement, dated as of June 21, 2001 ("AMENDMENT NO. 1"), by and among the Company, GAP LP, GAP Coinvestment, GapStar and ICP and (ii) Amendment No. 2 to the May Stock Purchase Agreement, dated as of June 21, 2001 ("AMENDMENT NO. 2" and collectively with the May Stock Purchase Agreement and Amendment No. 1, the "SERIES F STOCK PURCHASE AGREEMENT"), by and among the Company, GAP LP, GAP Coinvestment, GapStar, ICP and the other parties named therein, the Company issued and sold to GAP LP, GAP Coinvestment, GapStar, ICP, Ardara and the other parties named therein, an aggregate of 28,333,333 shares of Series F Senior Cumulative Redeemable Preferred Stock, par value $0.000225 per share, of the Company (the "SERIES F PREFERRED STOCK");

         WHEREAS, pursuant to the Securities Purchase Agreement, dated as of March 15, 2002 (the "SECURITIES PURCHASE AGREEMENT"), by and among the Company, GAP LP, GAP Coinvestment and GapStar, the Company has agreed to issue and sell to GAP LP, GAP Coinvestment and GapStar, (i) an aggregate of 8,474,576 shares of Series G Senior Cumulative Redeemable Convertible Participating Preferred Stock, par value $0.000225 per share, of the Company (the "SERIES G PREFERRED STOCK") and (ii) warrants (the "WARRANTS") to purchase, at an exercise price of $2.36 per share, an aggregate of 1,800,000 shares of Common Stock (as hereinafter defined);

         WHEREAS, in order to induce each of GAP LP, GAP Coinvestment and GapStar to purchase its shares of Series G Preferred Stock, the Company, the General Atlantic Stockholders and ICP desire to amend and restate in its entirety the Original Agreement in the manner set forth herein;

         WHEREAS, pursuant to the terms of Section 10(d) of the Original Agreement, the Original Agreement may not be amended unless consented to in writing by (i) the Company, (ii) the General Atlantic Stockholders and (iii) ICP; and

         WHEREAS, the parties hereto intend to supersede and restate in its entirety the Original Agreement in the manner set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         1. DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "AFFILIATE" means any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, the following shall be deemed to be Affiliates of GAP LP, GapStar and GAP Coinvestment: (a) GAP LLC, the members of GAP LLC, the limited partners of GAP Coinvestment, the limited partners of GAP LP and the members of GapStar; (b) any Affiliate of GAP LLC, the members of GAP LLC, the limited partners of GAP Coinvestment, the limited partners of GAP LP or the members of GapStar; and (c) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members or former members of GAP LLC or consultants or key employees of General Atlantic Service Corporation, a Delaware corporation and an Affiliate of GAP LLC. In addition, GAP LP, GAP Coinvestment and GapStar shall be deemed to be Affiliates of one another. Additionally, the following shall be deemed to be Affiliates of SC LLC, SC Delaware and SC Cayman:
(a) the direct and indirect beneficial owners (whether limited or general partners, shareholders, stockholders or otherwise) of SC LLC, the direct and indirect beneficial owners (whether limited or general partners, shareholders, stockholders or otherwise) of SC Delaware and the direct and indirect beneficial owners (whether limited or general partners, shareholders, stockholders or otherwise) of SC Cayman; (b) any Affiliate of the members of SC LLC, the limited partners of SC Delaware or the limited partners of SC Cayman; and (c) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members or key employees of Sports Capital Partners, LLC, a Delaware limited liability company, SC LLC, SC Delaware or SC Cayman. SC LLC, SC Delaware and SC Cayman shall be deemed to be Affiliates of one another. In addition, with respect to the Other Investors, the term "Affiliate" is intended to refer to affiliates of the persons listed under the column "Purchasers" on SCHEDULE 1.

                  "AGREEMENT" means this Agreement as the same may be further amended, supplemented or modified in accordance with the terms thereof.

                  "APPROVED UNDERWRITER" has the meaning set forth in Section 3(g) of this Agreement.

                  "ARDARA" has the meaning set forth in the preamble to this Agreement.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Company.

                  "CLOSING PRICE" means, with respect to the Registrable Securities, as of the date of determination, (a) if the Registrable Securities are listed on a national securities exchange, the closing price per share of a Registrable Security on such date published in THE WALL STREET JOURNAL (NATIONAL EDITION) or, if no such closing price on such date is published in THE WALL STREET JOURNAL (NATIONAL EDITION), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Registrable Securities are then listed or admitted to trading; or (b) if the Registrable Securities are not then listed or admitted to trading on any national securities exchange but are designated as national market system securities by the NASD, the last trading price per share of a Registrable Security on such date; or (c) if there shall have been no trading on such date or if the Registrable Securities are not designated as national market system securities by the NASD, the average of the reported closing bid and asked prices of the Registrable Securities on such date as shown by The Nasdaq Stock Market, Inc. (or its successor) and reported by any member firm of The New York Stock Exchange, Inc. selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors or, if such determination is not satisfactory to the Designated Holder for whom such determination is being made, by a nationally recognized investment banking firm selected by the Company and such Designated Holder, the expenses for which shall be borne equally by the Company and such Designated Holder. If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 P.M. New York City time.

                  "COMMISSION" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act and the Exchange Act.

                  "COMMON STOCK" means the Common Stock, par value $0.000225 per share, of the Company or any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

                  "COMMON STOCK EQUIVALENTS" means any security or obligation which is by its terms, directly or indirectly, convertible, exchangeable or exercisable into or for shares of Common Stock, including, without limitation, the Preferred Stock and Warrants, and any option, warrant or other subscription or purchase right with respect to Common Stock or any Common Stock Equivalent.

                  "COMPANY" has the meaning set forth in the preamble to this Agreement.

                  "COMPANY UNDERWRITER" has the meaning set forth in Section 4(a) of this Agreement.

                  "DEMAND REGISTRATION" has the meaning set forth in Section 3(a) of this Agreement.

                  "DESIGNATED HOLDER" means each of the General Atlantic Stockholders, the Major Stockholders and any transferee of any of them to whom Registrable Securities have been transferred in accordance with Section 10(f) of this Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT" means the Fifth Amended and Restated Investor Rights Agreement, dated August 4, 1999, among the Company and the other Persons named therein.

                  "GAP COINVESTMENT" has the meaning set forth in the preamble to this Agreement.

                  "GAP LLC" means General Atlantic Partners, LLC, a Delaware limited liability company and the general partner of GAP LP and the managing member of GapStar, and any successor to such entity.

                  "GAP LP" has the meaning set forth in the preamble to this Agreement.

                  "GAPSTAR" has the meaning set forth in the preamble to this Agreement.

                  "GENERAL ATLANTIC STOCKHOLDERS" means GAP LP, GAP Coinvestment, GapStar, any Subsequent General Atlantic Purchaser and any transferee thereof to whom Registrable Securities are transferred in accordance with Section 10(f) of this Agreement.

                  "HOLDERS' COUNSEL" has the meaning set forth in Section 7(a)(i) of this Agreement.

                  "ICP" has the meaning set forth in the preamble to this Agreement.

                  "INCIDENTAL REGISTRATION" has the meaning set forth in Section 4(a) of this Agreement.

                  "INDEMNIFIED PARTY" has the meaning set forth in Section 8(c) of this Agreement.

                  "INDEMNIFYING PARTY" has the meaning set forth in Section 8(c) of this Agreement.

                  "INITIATING HOLDERS" has the meaning set forth in Section 3(a) of this Agreement.

                  "INSPECTOR" has the meaning set forth in Section 7(a)(vii) of this Agreement.

                  "LIABILITY" has the meaning set forth in Section 8(a) of this Agreement.

                  "MAJOR STOCKHOLDERS" means Ardara, ICP, Sports Capital, the Other Investors and any transferee thereof to whom Registrable Securities are transferred in accordance with Section 10(f) of this Agreement.

                  "MAY STOCK PURCHASE AGREEMENT" has the meaning set forth in the recitals to this Agreement.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "ORIGINAL AGREEMENT" has the meaning set forth in the recitals to this Agreement.

                  "OTHER INVESTORS" has the meaning set forth in the preamble to this Agreement.

                  "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "PREFERRED STOCK" means the Series F Preferred Stock and the Series G Preferred Stock.

                  "RECORDS" has the meaning set forth in Section 7(a)(vii) of this Agreement.

                  "REGISTRABLE SECURITIES" means each of the following: (a) any and all shares of Common Stock owned by the Designated Holders or issued or issuable upon conversion of shares of Preferred Stock or issued or issuable upon exercise of the Warrants, and any shares of Common Stock issued or issuable upon conversion of any shares of preferred stock or exercise of any warrants acquired by any of the Designated Holders after the date hereof, (b) any other shares of Common Stock acquired or owned by any of the Designated Holders after the date hereof if such Designated Holder is an Affiliate of the Company and (c) any shares of Common Stock issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock or voting common stock issuable upon conversion, exercise or exchange thereof.

                  "REGISTRATION EXPENSES" has the meaning set forth in Section 7(d) of this Agreement.

                  "REGISTRATION STATEMENT" means a registration statement filed pursuant to the Securities Act.

                  "S-3 INITIATING HOLDERS" has the meaning set forth in Section 5(a) of this Agreement.

                  "S-3 REGISTRATION" has the meaning set forth in Section 5(a) of this Agreement.

                  "SC CAYMAN" has the meaning set forth in the preamble to this Agreement.

                  "SC DELAWARE" has the meaning set forth in the preamble to this Agreement.

                  "SC LLC" has the meaning set forth in the preamble to this Agreement.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "SECURITIES PURCHASE AGREEMENT" has the meaning set forth in the recitals to this Agreement.

                  "SERIES F PREFERRED STOCK" has the meaning set forth in the recitals to this Agreement.

                  "SERIES F STOCK PURCHASE AGREEMENT" has the meaning set forth in the recitals to this Agreement.

                  "SERIES G PREFERRED STOCK" has the meaning set forth in the recitals to this Agreement.

                  "SPORTS CAPITAL" has the meaning set forth in the preamble to this Agreement.

                  "SUBSEQUENT GENERAL ATLANTIC PURCHASER" means any Affiliate of GAP LLC that, after the date hereof, acquires shares of Common Stock, Preferred Stock or any Common Stock Equivalents.

                  "VALID BUSINESS REASON" has the meaning set forth in Section 3(a) of this Agreement.

                  "WARRANTS" has the meaning set forth in the recitals to this Agreement.

                  "ZESIGER" means Zesiger Capital Group LLC, a New York limited liability company.

         2.       GENERAL; SECURITIES SUBJECT TO THIS AGREEMENT.

                  (a) GRANT OF RIGHTS. The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

                  (b) REGISTRABLE SECURITIES. For the purposes of this Agreement, with respect to each Designated Holder, Registrable Securities will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) (x) the entire amount of the Registrable Securities owned by such Designated Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Designated Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act and (y) such Designated Holder owning such Registrable Securities owns less than one percent (1%) of the outstanding shares of Common Stock on a fully diluted basis, or (iii) the Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement.

                  (c) HOLDERS OF REGISTRABLE SECURITIES. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

         3.       DEMAND REGISTRATION.

                  (a) REQUEST FOR DEMAND REGISTRATION. At any time after the date hereof, one or more of the General Atlantic Stockholders as a group, acting through GAP LLC or its written designee (the "INITIATING HOLDERS"), may make a written request to the Company to register, and the Company shall register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor thereto) (a "DEMAND REGISTRATION"), the number of Registrable Securities stated in such request; PROVIDED, HOWEVER, that (x) subject to Section 3(e), the Company shall not be obligated to effect more than two (2) such Demand Registrations for the General Atlantic Stockholders and (y) the Company shall not be obligated to effect a registration pursuant to this Section 3(a) during such time as the Company has an "evergreen" shelf registration with respect to all such Registrable Securities pursuant to Rule 415 under the Securities Act on form S-3 (or any successor form) and such shelf registration has been declared, and remains, effective. For purposes of the preceding sentence, two or more Registration Statements filed in response to one demand shall be counted as one Demand

Registration. If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company (a "VALID BUSINESS Reason"), the Company may (x) postpone filing a Registration Statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days, and (y) in case a Registration Statement has been filed relating to a Demand Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors, such majority to include at least one director elected by the holders of the Series F Preferred Stock and one director elected by the holders of the Series G Preferred Stock, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under this Section 3(a) more than once in any twelve (12) month period. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

                  (b) INCIDENTAL OR "PIGGY-BACK" RIGHTS WITH RESPECT TO A DEMAND REGISTRATION. Each of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3(a)) may offer its or his Registrable Securities under any Demand Registration pursuant to this
Section 3(b). Within seven (7) days after the receipt of a request for a Demand Registration from an Initiating Holder, the Company shall (i) give written notice thereof to all of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3(a)) and (ii) subject to
Section 3(f), include in such registration all of the Registrable Securities held by such Designated Holders from whom the Company has received a written request for inclusion therein within ten (10) days of the receipt by such Designated Holders of such written notice referred to in clause (i) above. Each such request by such Designated Holders shall specify the number of Registrable Securities proposed to be registered. The failure of any Designated Holder to respond within such 10-day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Holder's rights under this Section 3 with respect to such Demand Registration. Any Designated Holder may waive its rights under this Section 3 prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the Initiating Holders. If a Designated Holder sends the Company a written request for inclusion of part or all of such Designated Holder's Registrable Securities in a registration, such Designated Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in its sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Designated Holder reasonably determines that participation in such registration would have a material adverse effect on such Designated Holder.

                  (c) EFFECTIVE DEMAND REGISTRATION. The Company shall use its commercially reasonable efforts to cause any such Demand Registration to become and remain effective not later than sixty (60) days after it receives a request under Section 3(a) hereof. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) 120 days; PROVIDED, HOWEVER, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holder.

                  (d) EXPENSES. The Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective.

                  (e) ADDITIONAL DEMAND REGISTRATION. If at least seventy-five percent (75%) of the Registrable Securities proposed to be registered in such Demand Registration are not included in such Demand Registration, then the General Atlantic Stockholders as a group shall have the right to require the Company to effect an additional registration under the Securities Act of all or part of the Registrable Securities held by such General Atlantic Stockholders in accordance with the provisions of this Section 3, and the Company shall pay the Registration Expenses in connection with such additional registration.

                  (f) UNDERWRITING PROCEDURES. If the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with
Section 3(g). In connection with any Demand Registration under this Section 3 involving an underwritten offering, none of the Registrable Securities held by any Designated Holder making a request for inclusion of such Registrable Securities pursuant to Section 3(b) hereof shall be included in such underwritten offering unless such Designated Holder accepts the terms of the offering as agreed upon by the Company, the other Initiating Holders and the Approved Underwriter, and then, subject to the immediately following sentence, only in such quantity as will not, in the opinion of the Approved Underwriter, jeopardize the success of such offering by the Initiating Holders. If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that the Approved Underwriter believes may be sold without any such material adverse effect and shall reduce the amount of Registrable Securities to be included in such registration, FIRST, as to the Company, SECOND, as to any other stockholders of the Company who hold similar registration rights to the Designated Holders hereunder pursuant to other registration rights agreements as a group, pro rata within each group based upon the number of Registrable Securities or other similar securities owned by each such other stockholder of the Company as a group, if any, and THIRD, as to the (i) Designated Holders and
(ii) any other stockholders of the Company who hold and have exercised similar registration rights as the Initiating Holders hereunder pursuant to other registration rights agreements as a group, pro rata within each group based on the number of Registrable Securities or other similar securities owned by each such Designated Holder or each such other stockholder of the Company.

                  (g) SELECTION OF UNDERWRITERS. If any Demand Registration, or S-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Company shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the "APPROVED UNDERWRITER"); PROVIDED, HOWEVER, that the Approved Underwriter shall, in any case, also be approved by the Initiating Holders or S-3 Initiating Holders, as the case may be, such approval not to be unreasonably withheld.

         4.       INCIDENTAL OR "PIGGY-BACK" REGISTRATION.

                  (a) REQUEST FOR INCIDENTAL REGISTRATION. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) or for the account of any stockholder of the Company other than the Designated Holders, then the Company shall give written notice of such proposed filing to each of the Designated Holders at least twenty (20) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (an "INCIDENTAL REGISTRATION"). The Company shall use its commercially reasonable efforts (within twenty (20) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the "COMPANY UNDERWRITER") to permit each of the Designated Holders who have requested in writing to participate in the Incidental Registration to include its or his Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other stockholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 4(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then, subject to the immediately following sentence, only in such quantity as the Company Underwriter believes will not jeopardize the success of the offering by the Company. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, FIRST, all of the securities to be offered for the account of the Company, SECOND, the Registrable Securities to be offered for the account of the Designated Holders pursuant to this Section 4 or securities to be offered for the account of other stockholders of the Company having similar "piggy-back" registration rights to the Designated Holders hereunder pursuant to other similar registration rights agreements, as a group pro rata based on the number of Registrable Securities or similar securities owned by each such Designated Holder or each such other stockholder of the Company, and THIRD, any other securities requested to be included in such offering.

                  (b) EXPENSES. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective.

         5.       SHELF REGISTRATION.

                  (a) REQUEST FOR A FORM S-3 SHELF REGISTRATION. In the event that the Company shall receive from (i) the Designated Holders of at least 66 2/3% of the outstanding shares of Series F Preferred Stock or shares of Common Stock issued upon conversion of such shares of Series F Preferred Stock or (ii) the Designated Holders of at least 66 2/3% of the outstanding shares of Series G Preferred Stock or shares of Common Stock issued upon conversion of such shares of Series G Preferred Stock (each of (i) and (ii), the "S-3 INITIATING HOLDERS"), a written request that the Company register for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act on Form S-3 (or any successor form then in effect) (an "S-3 REGISTRATION"), all or a portion of the Registrable Securities owned by such S-3 Initiating Holders, the Company shall give written notice of such request to all of the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under this Section 5(a)) at least ten (10) days before the anticipated filing date of such Form S-3, and such notice shall describe the proposed registration and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing to the Company, given within ten (10) days after their receipt from the Company of the written notice of such registration. If requested by the S-3 Initiating Holders, then such S-3 Registration shall be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act. With respect to each S-3 Registration, the Company shall subject to Section 5(b) (i) include in such offering the Registrable Securities of the S-3 Initiating Holders and (ii) use its reasonable best efforts to (x) cause such registration pursuant to this Section 5(a) to become and remain effective as soon as practicable, but in any event not later than forty-five (45) days after it receives a request therefor and (y) include in such offering the Registrable Securities of the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under this
Section 5(a)) who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the S-3 Initiating Holders included therein. The Company shall use its best efforts to keep the S-3 Registration continuously effective under the Securities Act until all the Registrable

Securities are disposed of in accordance with the plan of distribution for such S-3 Registration.

                  (b) FORM S-3 UNDERWRITING PROCEDURES. If the S-3 Initiating Holders holding a majority of the Registrable Securities held by all of the S-3 Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause such S-3 Registration pursuant to this Section 5 to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(g). In connection with any S-3 Registration under Section 5(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, the Approved Underwriter and the S-3 Initiating Holders, and then only in such quantity as such underwriter believes will not jeopardize the success of such offering by the S-3 Initiating Holders. If the Approved Underwriter believes that the registration of all or part of the Registrable Securities which the S-3 Initiating Holders and the other Designated Holders have requested to be included would materially adversely affect the success of such public offering, then the Company shall be required to include in the underwritten offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such adverse effect, FIRST, all of the Registrable Securities to be offered for the account of the S-3 Initiating Holders, the Registrable Securities to be offered for the account of the other Designated Holders who requested inclusion of their Registrable Securities pursuant to Section 5(a), and any other stockholder of the Company having similar shelf registration rights as the S-3 Initiating Holders hereunder pursuant to other similar registration rights agreements, as a group pro rata based on the number of Registrable Securities or other similar securities owned by such S-3 Initiating Holders, Designated Holders or other stockholders of the Company, SECOND, the Registrable Securities to be offered for the account of any other stockholders of the Company who are entitled to registration of securities of the Company based upon similar rights to those in Section 5(a), pro rata based upon the number of registrable securities owned by such other stockholders, and THIRD, any other securities requested to be included in such offering.

                  (c) LIMITATIONS ON FORM S-3 REGISTRATIONS. If the Board of Directors has a Valid Business Reason, the Company may (x) postpone filing a Registration Statement relating to a S-3 Registration until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days, and (y) in case a Registration Statement has been filed relating to a S-3 Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors, such majority to include at least one director elected by the holders of the Series F Preferred Stock and at least one director elected by the holders of the Series G Preferred Stock, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason more than once in any twelve (12) month period. In addition, the Company shall not be required to effect any registration pursuant to Section 5(a), (i) within ninety (90) days after the effective date of any other Registration Statement of the Company, (ii) if within the twelve (12) month period preceding the date of such request, the Company has effected two
(2) registrations on Form S-3 pursuant to Section 5(a), and (iii) if Form S-3 is not available for such offering by the S-3 Initiating Holders.

                  (d) EXPENSES. The Company shall bear all Registration Expenses in connection with any S-3 Registration pursuant to this Section 5, whether or not such S-3 Registration become effective.

                  (e) NO DEMAND REGISTRATION. No registration requested by any S-3 Initiating Holder pursuant to this Section 5 shall be deemed a Demand Registration pursuant to Section 3.

         6.       HOLDBACK AGREEMENTS.

                  (a) RESTRICTIONS ON PUBLIC SALE BY DESIGNATED HOLDERS. To the extent (i) requested by the Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten public offering and (ii) all of the Company's officers, directors and holders in excess of two percent (2%) of its outstanding capital stock execute agreements identical to those referred to in this Section 6(a), each Designated Holder agrees (x) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale any Registrable Securities and (y) not to make any request for a Demand Registration or S-3 Registration under this Agreement, during the ninety (90) day period or such shorter period, if any, mutually agreed upon by such Designated Holder and the requesting party beginning on the effective date of the Registration Statement (except as part of such registration) for such public offering. No Designated Holder of Registrable Securities subject to this Section 6(a) shall be released from any obligation under any agreement, arrangement or understanding entered into pursuant to this
Section 6(a) unless all other Designated Holders of Registrable Securities subject to the same obligation are also released.

                  (b) RESTRICTIONS ON PUBLIC SALE BY THE COMPANY. The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement in which the Designated Holders of Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and

(ii) 120 days after the effective date of such Registration Statement (except as part of such registration).

         7.       REGISTRATION PROCEDURES.

                  (a) OBLIGATIONS OF THE COMPANY. Whenever registration of Registrable Securities has been requested pursuant to Section 3, Section 4 or
Section 5 of this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

                           (i)      prepare and file with the Commission a
Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; PROVIDED, HOWEVER, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration ("HOLDERS' Counsel") and any other Inspector with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such documents being under the Company's control, and (y) the Company shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all action required to prevent the entry of such stop order or to remove it if entered;

                           (ii)     prepare and file with the Commission such
amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 120 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; PROVIDED, that if the S-3 Initiating Holders have requested that an S-3 Registration be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act, then the Company shall keep such Registration Statement effective until all Registrable Securities covered by such Registration Statement have been sold; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

                           (iii)    furnish to each seller of Registrable
Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                           (iv)     register or qualify such Registrable
Securities under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; PROVIDED, HOWEVER, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 7(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

                           (v)      notify each seller of Registrable Securities
at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (vi)     enter into and perform customary agreements
(including an underwriting agreement in form requested by the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3,
Section 4 or Section 5, as the case may be) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in "road shows" and other information meetings organized by the Approved Underwriter or Company Underwriter;

                           (vii)    make available at reasonable times for
inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "INSPECTOR" and collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company's judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                           (viii)   if such sale is pursuant to an underwritten
offering, obtain a "cold comfort" letter dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holders' Counsel or the managing underwriter reasonably requests;

                           (ix)     furnish, at the request of any seller of
Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

                           (x)      comply with all applicable rules and
regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                           (xi)     cause all such Registrable Securities to be
listed on each securities exchange on which similar securities issued by the Company are then listed, PROVIDED that the applicable listing requirements are satisfied;

                           (xii)    keep Holders' Counsel advised in writing as
to the initiation and progress of any registration under Section 3, Section 4 or
Section 5 hereunder;

                           (xiii)   cooperate with each seller of Registrable
Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

                           (xiv)    take all other steps reasonably necessary to
effect the registration of the Registrable Securities contemplated hereby.

                  (b) SELLER INFORMATION. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

                  (c) NOTICE TO DISCONTINUE. Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(v), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 7(a)(v) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Designated Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 7(a)(v) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 7(a)(v).

                  (d) REGISTRATION EXPENSES. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with "blue sky" qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of one counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any "cold comfort" letters or any special audits incident to or required by any registration or qualification) and, in the case of Demand Registration or an S-3 Registration, any legal fees, charges and expenses of one special counsel selected by the Initiating Holders or the S-3 Initiating Holders, as the case may be, (v) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration thereon, Incidental Registration or S-3 Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective and (vi) fees and disbursements of underwriters, selling brokers, dealers, managers and similar securities industry professionals relating to distribution of Registrable Securities. All of the expenses described in the preceding sentence of this
Section 7(d) are referred to herein as "REGISTRATION EXPENSES." The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker's commission or underwriter's discount or commission relating to registration and sale of such Designated Holders' Registrable Securities in proportion to the number of Registrable Securities that each Designated Holder shall have registered pursuant to such Registration Statement and, subject to clause (iv) above, shall bear the fees and expenses of their own counsel.

         8.       INDEMNIFICATION; CONTRIBUTION.

                  (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Designated Holder, its partners, directors, officers, affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a "LIABILITY" and collectively, "LIABILITIES"), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 8(b). The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

                  (b) INDEMNIFICATION BY DESIGNATED HOLDERS. In connection with any Registration Statement in which a Designated Holder is participating pursuant to Section 3, Section 4 or Section 5 hereof, each such Designated Holder shall promptly furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. Each

Designated Holder agrees to indemnify and hold harmless the Company, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use in such Registration Statement or prospectus, including, without limitation, the information furnished to the Company pursuant to this Section 8(b); PROVIDED, HOWEVER, that the total amount to be indemnified by such Designated Holder pursuant to this Section 8(b) shall be limited to the net proceeds (after deducting the underwriters' discounts and commissions) received by such Designated Holder in the offering to which the Registration Statement or prospectus relates.

                  (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder (the "INDEMNIFIED PARTY") agrees to give prompt written notice to the indemnifying party (the "INDEMNIFYING PARTY") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; PROVIDED, HOWEVER, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or
(iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

                  (d) CONTRIBUTION. If the indemnification provided for in this Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; PROVIDED that the total amount to be contributed by such Designated Holder shall be limited to the net proceeds (after deducting the underwriters' discounts and commissions) received by such Designated Holder in the offering.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         9. RULE 144. The Company covenants that it shall (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities
Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

         10.      MISCELLANEOUS.

                  (a) RECAPITALIZATIONS, EXCHANGES, ETC. The provisions of this Agreement shall apply to the full extent set forth herein with respect to
(i) the shares of Common Stock, (ii) any and all shares of voting common stock of the Company into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

                  (b) NO INCONSISTENT AGREEMENTS. Except for the Fifth Amended and Restated Investor Rights Agreement, the Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Designated Holders herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement, except that the Company may grant the registration rights held by the General Atlantic Stockholders to any Subsequent General Atlantic Purchaser.

                  (c) REMEDIES. The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

                  (d) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by each of (i) the Company, (ii) the General Atlantic Stockholders and (iii) ICP; PROVIDED, HOWEVER, that any such amendment, modification, supplement or waiver that adversely affects any Major Stockholder (except ICP) in a manner different than any other Designated Holder shall require the written consent of such adversely affected Major Stockholder. Any such written consent shall be binding upon the Company and all of the Designated Holders. Notwithstanding the first sentence of this

Section 10(d), the Company, without the consent of any other party hereto (other than the General Atlantic Stockholders), may amend this Agreement to add any Subsequent General Atlantic Purchaser as a party to this Agreement as a General Atlantic Stockholder.

                  (e) NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                           (i)      if to the Company:

                                    Tickets.com, Inc.
                                    555 Anton Boulevard, 12th Floor
                                    Costa Mesa, CA 92626
                                    Telecopy: (714) 327-5410
                                    Attention:  Ronald Bension

                                    with a copy to:

                                    Brobeck Phleger & Harrison LLP
                                    550 South Hope Street
                                    Los Angeles, CA 90071-2604
                                    Telecopy: (213) 745-3345
                                    Attention:  Richard S. Chernicoff

                           (ii)     if to any of the General Atlantic
Stockholders:

                                    c/o General Atlantic Service Corporation
                                    3 Pickwick Plaza
                                    Greenwich, CT 06830
                                    Telecopy: (203) 622-8818
                                    Attention:  Matthew Nimetz
                                                Thomas J. Murphy

                                    with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, NY 10019-6064
                                    Telecopy:  (212) 757-3990
                                    Attention:  Douglas A. Cifu, Esq.

                           (iii)    if to ICP:

                                    International Capital Partners, Inc., Profit
                                    Sharing Trust
                                    46 Southfield Avenue
                                    Stamford, CT 06902
                                    Telecopy:  (203) 969-2212
                                    Attention:  Nicholas E. Sinacori

                                    with a copy to:

                                    Cummings & Lockwood
                                    Four Stamford Plaza
                                    Stamford, CT  06904
                                    Telecopy:  203-351-4534
                                    Attention:  Stephen Marcovich, Esq.

                           (iv)     if to Sports Capital:

                                    c/o Sports Capital Partners
                                    527 Madison Avenue, 10th Floor
                                    New York, New York, 10022
                                    Telecopy: 212-634-3305
                                    Attention:  Charles T. Lelon

                                    with a copy to:

                                    Kirkland & Ellis
                                    153 East 53rd Street
                                    New York, New York 10022
                                    Telecopy: (212) 446-4900
                                    Attention:  Lisa Anastos, Esq.

                           (v)      if to Ardara:

                                    Lombard, Odier & Co.
                                    11, Rue de la Corraterie
                                    1204 Geneva Switzerland
                                    Telecopy:   011-41-22-709-3944
                                    Attention:  Marie France Bastaroli

                                    with a copy to:

                                    c/o International Capital Partners, Inc.
                                    46 Southfield Avenue
                                    Stamford, CT 06902
                                    Telecopy:   (203) 969-2212
                                    Attention:  Nicholas E. Sinacori

                           (vi)     if to the Other Investors:

                                    c/o Zesiger Capital Group LLC
                                    320 Park Avenue, 30th floor
                                    New York, NY 10022
                                    Telecopy:   212-508-6329
                                    Attention:  Albert L. Zesiger

                                    with a copy to:

                                    Proskauer Rose LLP
                                    1585 Broadway
                                    New York, NY 10036-8299
                                    Telecopy:   212-969-2900
                                    Attention:  Gail Sanger, Esq.

         All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service, seven (7) days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10(e) designate another address or Person for receipt of notices hereunder.

                  (f) SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The Demand Registration rights and the S-3 Registration rights and related rights of the General Atlantic Stockholders or the Major Stockholders contained in Sections 3 and 5 hereof, shall be (i) with respect to any Registrable Security that is transferred to an Affiliate of a General Atlantic Stockholder or an Affiliate of a Major Stockholder, automatically transferred to such Affiliate, (ii) with respect to any Registrable Security that is transferred to any Person who has an investment advisory agreement and who has granted a power of attorney to Zesiger, automatically transferred to such Person and (iii) with respect to any Registrable Security that is transferred in all cases to a non-Affiliate, transferred only with the consent of the Company which consent shall not be unreasonably withheld. The incidental or "piggy-back" registration rights of the Designated Holders contained in Sections 3(b), 4 and 5 hereof and the other rights of each of the Designated Holders with respect thereto shall be, with respect to any Registrable Security, automatically transferred to any Person who is the transferee of such Registrable Security. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Section 8, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

                  (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                  (j) SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  (k) RULES OF CONSTRUCTION. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

                  (l) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings, with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement amends and restates in its entirety and supersedes the Original Agreement and all prior agreements and understandings among the parties with respect to such subject matter.

                  (m) FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  (n) OTHER AGREEMENTS. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Securities Purchase Agreement and the Series F Stock Purchase Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amended and Restated Registration Rights Agreement on the date first written above.


                                   TICKETS.COM, INC.



                                   By:  /s/ Ronald Bension
                                        ---------------------------------------
                                        Name:   Ronald Bension
                                        Title:  Chief Executive Officer


                                   GENERAL ATLANTIC PARTNERS 74, L.P.

                                   By:  GENERAL ATLANTIC PARTNERS, LLC,
                                        its General Partner



                                   By:  /s/ Matthew Nimetz
                                        ---------------------------------------
                                        Name:   Matthew Nimetz
                                        Title:  A Managing Member


                                   GAP COINVESTMENT PARTNERS II, L.P.



                                   By:  /s/ Matthew Nimetz
                                        ---------------------------------------
                                        Name:   Matthew Nimetz
                                        Title:  A General Partner


                                   GAPSTAR, LLC

                                   By:  GENERAL ATLANTIC PARTNERS, LLC,
                                        its Managing Member



                                   By:  /s/ Matthew Nimetz
                                        ---------------------------------------
                                        Name:   Matthew Nimetz
                                        Title:  A Managing Member

                                   INTERNATIONAL CAPITAL PARTNERS, INC.,
                                   PROFIT SHARING TRUST



                                   By:  /s/ N.E. Sinacori
                                        ---------------------------------------
                                        Name:   N.E. Sinacori
                                        Title:  Trustee


                                   ARDARA  US DIRECT INVESTMENT INC.



                                   By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                                   SPORTS CAPITAL PARTNERS, L.P.



                                   By:
                                        ---------------------------------------
                                        Name:
                                        Title:  A General Partner


                                   SPORTS CAPITAL PARTNERS (CAYMAN
                                   ISLANDS), L.P.


                                   By:
                                        ---------------------------------------
                                        Name:
                                        Title:  A General Partner


                                   SPORTS CAPITAL PARTNERS CEV, LLC


                                   By:
                                        ---------------------------------------
                                        Name:
                                        Title:  A Managing Member

                                   ZCG PURCHASERS

                                   By:  Zesiger Capital Group, LLC,
                                        as agent and attorney in fact



                                   By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                   SCHEDULE 1
                                   ----------

--------------------------------------------------------------------------------
         PURCHASER:                                     RECORD HOLDER:
         ==========                                     ==============
--------------------------------------------------------------------------------
1    NFIB Corporate Account                     Huland & Co.
--------------------------------------------------------------------------------
2    Public Employee Retirement System of       Mellon Bank NA custodian for
     Idaho                                      PERSI-Zesiger Capital
--------------------------------------------------------------------------------
3    City of Stamford Firemen's Pension Fund    City of Stamford Firemen's
                                                Pension Fund
--------------------------------------------------------------------------------
4    The Jenifer Altman Foundation              Batrus & Co.
--------------------------------------------------------------------------------
5    Lazar Foundation                           Hare & Co.
--------------------------------------------------------------------------------
6    Roanoke College                            FirstUnion & Co.
--------------------------------------------------------------------------------
7    Butler Family LLC                          Tice & Co.
--------------------------------------------------------------------------------
8    Salvador O. Gutierrez                      Salvador O. Gutierrez
--------------------------------------------------------------------------------
9    HBL Charitable Unitrust                    HBL Charitable Unitrust
--------------------------------------------------------------------------------
10   Andrew Heiskell                            Andrew Heiskell
--------------------------------------------------------------------------------
11   Helen Hunt                                 Cudd & Co.
--------------------------------------------------------------------------------
12   Jeanne L. Morency                          Jeanne L. Morency
--------------------------------------------------------------------------------
13   Psychology Associates                      Psychology Associates
--------------------------------------------------------------------------------
14   Peter Looram                               Peter Looram
--------------------------------------------------------------------------------
15   Mary C. Anderson                           Mary C. Anderson
--------------------------------------------------------------------------------
16   Murray Capital, LLC                        Murray Capital, LLC
--------------------------------------------------------------------------------
17   Meehan Foundation                          Meehan Foundation
--------------------------------------------------------------------------------
18   The Meehan Investment Partnership I, L.P.  The Meehan Investment
                                                Partnership I, L.P.
--------------------------------------------------------------------------------
19   Domenic J. Mizio                           Domenic J. Mizio
--------------------------------------------------------------------------------
20   Morgan Trust Co. of the Bahamas Ltd. as    Morgan Trust Co. of the Bahamas
     Trustee U/A/D 11/30/93                     Ltd. as Trustee U/A/D 11/30/93
--------------------------------------------------------------------------------
21   Susan Uris Halpern                         Hare & Co.
--------------------------------------------------------------------------------
22   Theeuwes Family Trust, Felix Theeuwes      Theeuwes Family Trust, Felix
     Trustee                                    Theeuwes Trustee
--------------------------------------------------------------------------------
23   William B. Lazar                           William B. Lazar
--------------------------------------------------------------------------------
24   Albert L. Zesiger                          Albert L. Zesiger
--------------------------------------------------------------------------------
25   Barrie Ramsay Zesiger                      Barrie Ramsay Zesiger
--------------------------------------------------------------------------------
26   Donald and Dan-Thanh Devivo                Donald and Dan-Thanh Devivo
--------------------------------------------------------------------------------
27   John J. & Catherine H. Kayola              John J. & Catherine H. Kayola
--------------------------------------------------------------------------------
28   Mary I. Estabil                            Mary Estabil
--------------------------------------------------------------------------------
29   Wolfson Investment Partners LP             Wolfson Investment Partners LP
--------------------------------------------------------------------------------